Exhibit 9.1  -  Unit Option Agreement dated August 30, 2006


                              UNIT OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (the "Agreement") is granted, effective as of August 30, 2006 (the "Date of Grant"), by AngioGenex, Inc., a corporation domiciled in the State of Nevada (the "Company or Optionor"), is executed and effective as of the Date of Grant, by and between the Optionor and Kleen Consult AG, a corporation domiciled in the Country of Switzerland (the "Optionee").


                                     RECITALS

   A. The Board of Directors of the Company has duly authorized the execution of this Stock Option by unanimous written consent.

   B. The Board of Directors, pursuant to the By-Laws of the Company is empowered to grant Stock Options for specific consideration, to the Optionee, relating to services and benefits provided to the Company or for financial considerations.

   C. The Company is offering investment units ("Units") consisting of Two Shares of restricted common stock and One Stock Purchase Warrant exercisable at $1.00 for a period of Five years from the date of exercise of this Option. The exercise price of the Units is $.666 each.

   C. Optionor is desirous to grant this Option in consideration of Optionee providing Bridge Funding including an initial purchase of not less than $100,000 to purchase a minimum of 150,000 units at $.666 per unit at the time of grant. The Board of Directors of the Company, pursuant to consideration to be paid by Optionee to the Company, has designated the Optionee to receive this Unit Option pursuant to certain terms and conditions outlined below.

NOW, THEREFORE, THE PARTIES HERETO COVENANT AND AGREE AS FOLLOWS:


                                       1.

                Number of Units Subject to Option and Option Price


The Company hereby grants to the Optionee an Option (The "Option") to acquire from the Company a total of up to SIX HUNDRED THOUSAND (600,000) Units of the $.001 par value Common Stock and Stock Purchase Warrants of AngioGenex, Inc., a Nevada corporation, at the exercise price of $.666 per Unit (the "Option Price"). The Option shall be subject to all of the terms and conditions contained herein.


                                       2.

                              Terms of the Option


The Option shall be subject to the following terms and conditions:


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     2.1 The Option will be divided into two separate Options: a First Option for THREE HUNDRED THOUSAND (300,000) Units of common stock and stock purchase warrants of AngioGenex, Inc. (the "First Option") shall be able to be exercised in whole or in part for a period of 31 days, from August 30 to September 30, 2006, at the option of the Optionee. This Agreement shall also include a Second Option which the Optionee shall be able to exercise in whole or in part during the same time period, with the further consent of AngioGenex, Inc., for an additional THREE HUNDRED THOUSAND (300,000) Units of common stock and stock purchase warrants of AngioGenex, Inc. (the "Second Option").

Upon execution of this Option Agreement, and pursuant to the First Option the Optionee will purchase ONE HUNDRED FIFTY THOUSAND (150,000) Units of restricted common stock from the Company at $.666 per Unit for a total of ONE HUNDRED THOUSAND ($100,000) dollars.

Optionee shall be entitled to exercise an option to purchase the balance of the Units under the First Option at any time during the term of the Option granted by the Optionor, and with the permission and consent of the Company, Optionee shall be entitled to exercise all or a portion of the options covered under the Second Option, by the delivery of the written Notice of Intent to Exercise an Option, attached hereto as Exhibit "A", along with either a cashiers check to the office of the Company or certified funds wired to the following bank account of the Optionor:

AngioGenex, Inc.
Citibank N.A. Branch #94
1285 First Ave., New York, NY 10021 USA
Acct . # 95893154
Rtg (Blz) # 021000089

The net funds received by Optionor, excluding wire transfer fees, will be divided by $.666 per share and this amount will represent the number of options being exercised by the Optionee. This number of shares will then be delivered to Optionee at the address provided.

For every Unit purchased by the Optionor, the Optionor will receive One (1) Five Year Stock Purchase Warrant to purchase One (1) share of common stock for ONE ($1.00) Dollar. A copy of the stock purchase warrant is attached hereto as Exhibit "B".

Both the First and Second Options will be terminated on September 30, 2006.

     2.2 The Options shall vest and thereby become exercisable subject to the events specified in Section 2.1 (b) above.

     2.3 The Option may, subject to any limitations set forth in this Agreement, be exercised only in part, at any time and from time to time, subject to the events specified in Section 2.1 (b) above.

     2.4 The Option must be exercised, if at all, as to a whole number of shares.

     2.5 Any shares of Common Stock of AngioGenex, Inc. purchased pursuant to the exercise of a portion of the Option, from the Company, shall not be subject to repurchase by the Optionor.

     2.6 The Option to purchase up to a total SIX HUNDRED THOUSAND UNITS (600,000) Units consisting of Shares of restricted common stock and Stock Purchase Warrants issued by AngioGenex, Inc., or any portion of the Option not previously exercised may not be canceled if the terms and conditions of this Agreement are met.


                                     3.

                  Limitations on Exercisability of the Option


The exercise of the Options hereby granted, shall be subject to all of the terms and conditions of this Agreement, including, without limitation, the provisions relating to termination of the option in the event of the demise, the disability or the provisions relating to adjustments to and/or cancellation of the Option as specified in this Agreement.


                                     4.

                   Exercise and Assignment of the Option


The Option shall be exercised by: (a) delivering to the Company a written notice in the form of the document attached hereto as Exhibit "A", specifying the number of Units for which exercise is made and the option price or prices applicable thereto; and (b) tendering full payment of the Option Price for the Units for which exercise is made (and any payment with respect to withholding requested by the Company pursuant) to Section 13 below. These Stock Options are assignable to third parties. In the event all or a portion of this option is assigned to a third party, the Optionee shall provide a copy of the assignment to the Optionor within Five (5) business days after execution of the assignment.

Within Three (3) business days after the option is exercised and funds are received in the account of the Optionor, Optionor shall provide written instructions to the Independent stock transfer agent of the Company to transfer shares for the name of the party exercising the Option. In the event that the Options are only exercised in part, the Company agrees to retain adequate shares of Common Stock to issue the balance of the shares of Common Stock covered by the Option for which exercise has not been made, and the Company and the Optionee agree to execute a new Stock Option Agreement, each of such documents to be upon terms and conditions identical to those of this Option and Agreement (except as to the number of shares of Common Stock subject thereto). In lieu of surrendering this Option and Agreement after the entire SIX HUNDRED THOUSAND (600,000) Units, each consisting of Two Shares of restricted common stock of AngioGenex, Inc. and One Five Year Stock Purchase Warrant exercisable that $1.00 have been exercised, the Company, in the case of the required partial exercise of the Option, an appropriate notation, initialed by the Company and the Optionee, may be affixed hereto.

                                     5.

                       Transferability of the Option


The Option shall be transferable or exercisable by any person other than the Optionee, without approval by the Board of Directors of the Optionor.


                                    6.

               Warranties and Representations of the Optionee


By executing this Agreement, the Optionee or its assign hereby agrees to accept the Option and represents and warrants to the Company and covenants and agrees with the Company as follows:

     6.1 The Optionee or any Assignee agrees to abide by all of the terms and conditions of the Option and this Agreement.

     6.2 The Optionee or any Assignee recognizes, agrees and acknowledges that no registration statement under the 1933 Act, or under any state securities laws, has been or will be filed with respect to the Option or any shares of Common Stock acquired upon exercise of this Option to purchase Units. These shares of AngioGenex, Inc. being transferred pursuant to the exercise of the Stock Option are restricted in nature and can only be sold pursuant to a registration statement or exemption for sale pursuant to Rule 144.


                                    7.

                Indemnification by the Optionee and Assignee


The Optionee or any Assignee agrees to indemnify the Company, hold it harmless from and against any financial loss, claim or liability, including attorney's fees or other legal expenses incurred in the defense thereof, incurred by the Company, as a result of any breach by the Optionee of, or any inaccuracy in, any representation, warranty, covenant or other provision contained in this Option. Optionee or any Assignee warrants that it is deemed to be an accredited investor and has had ample opportunity to engage in due diligence with regard to AngioGenex, Inc.


                                    8.

                          Access to Information


The Company agrees to make available to the Optionee or any Assignee upon written request, such information regarding the AngioGenex, Inc. that has in the past or is from time to time hereafter made generally available to its shareholders or prospective shareholders.

                                    9.

                           Financial Statements


Prior to exercise of the Option, the Optionee shall receive a copy of AngioGenex, Inc.'s most current financial statements. AngioGenex, Inc. further agrees to provide all currently filed reports required to be filed by a full reporting company, as defined by the Securities Act of 1934.


                                   10.

                          No Right to Employment


Nothing contained herein shall confer upon the Optionee the right to employment by the Company, nor affect any right which the Company may now or hereafter have to terminate this Stock Option for cause.


                                   11.

                          Rights as Shareholder


The Optionee or any Assignee shall have no rights as a shareholder of AngioGenex, Inc. on account of this Option nor on account of shares of Common Stock of AngioGenex, Inc., which will be acquired upon exercise of the Option or exercise of the stock purchase warrants (but only with respect to which no certificates have been delivered to the Optionee or credited to the account of the Optionee or its assigns).


                                   12.

                           Further Assurances


The Optionee or any Assignees agrees from time to time to execute such additional documents as the Company may reasonably require in order to effectuate the purposes of the this Agreement.


                                   13.

                              Binding Effect


This Agreement shall be binding upon the Optionee and his or her heirs, successors and assigns, including any Qualified Successor in interest of the Optionee.

                                  14.

                           Registration Rights


In the event the Company files a registration statement with the Securities Exchange Commission, the shares purchased pursuant to this Agreement will have the right to be registered in accordance with the terms and conditions of the Subscription Agreement attached here to as Exhibit C.


                                   15.

                      Entire Agreement; Modifications


This Option and Agreement constitutes the entire agreement and understanding between the Company and the Optionee regarding the subject matter hereof. No waivers, alterations or modifications of the Option or this Agreement shall be valid unless in writing and duly executed by the party against whom enforcement of such waiver, alteration or modification is sought. The failure of any party to enforce any of its rights against the other party for breach of any of the terms of the Option or this Agreement shall not be construed a waiver of such rights as to any continued or subsequent breach.


                                   17.

                             Governing Law


The laws of the State of Nevada shall govern the Option and this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


Kleen Consult, AG.                     AngioGenex, Inc
"OPTIONEE"                             "OPTIONOR"
By:                                    By:
    ----------------------------           -----------------------------
    _________________ Agent                _____________ Agent

                                 EXHIBIT A

                  NOTICE OF INTENT TO EXERCISE STOCK OPTION

                          STOCK OPTION AGREEMENT


To: The Board of Directors
AngioGenex, Inc.
425 Madison Ave Ste 902
New York NY 10017


     Please be advised that the undersigned hereby exercises the option to purchase _________ Units, consisting of shares of the $.001 par value Common Stock of AngioGenex, Inc. and Stock Purchase Warrants, granted to the undersigned pursuant to the terms of a Unit Option Agreement (the
"Agreement") dated August _________, 2006.

I hereby elect to purchase __________ Units (the "Units"), at $.666 per Units, from the Company, pursuant to the Option. Cash, certified check, cashier's check or evidence of a bank wire in the amount of _________________________ ($__________) dollars, the aggregate option price for _________________ Units for which exercise is hereby made, accompanies this notice. The undersigned acknowledges that the Shares making up the Units or the shares underlying the Stock Purchase Warrants have not been registered under the Securities Act of 1933 or the securities laws of any state.


Date:           , 2006.
      ----------

                                          Optionee



                                          ------------------------------

                                  EXHIBIT B

                             FORM OF UNIT WARRANT

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.


                                               _______________________, 2006


                      WARRANT TO PURCHASE SHARES OF COMMON
                            STOCK OF ANGIOGENEX, INC.


This certifies that (the "Holder"), for value received, is entitled, subject to the adjustment and to the other terms set forth below, to purchase from ANGIOGENEX, INC., a Nevada corporation (the "Company"), fully paid and nonassessable shares of the Company's $0.01 par value Common Stock (the "Stock") at a price of $1.00 per share (the "Stock Purchase Price") at any time on or after the date hereof (the "Commencement Date") but not later than 5:00 p.m. (New York Time) on the Expiration Date (as defined below), upon surrender to the Company at its principal office at 425 Madison Avenue, Suite 902, New York, New York, 10017, Attention: Mr. Michael Strage, VP (or at such other location as the Company may advise Holder in writing) of this Warrant properly endorsed with the form of Subscription Agreement attached hereto duly filled in and signed and, unless the Conversion Right set forth in
Section 1.2 is exercised, upon payment in cash or cashier's check of the aggregate Stock Purchase Price for the number of shares for which this Warrant is being exercised determined in accordance with the provisions hereof.. The Stock Purchase Price and, in some cases, the number of shares purchasable hereunder are subject to adjustment as provided in Section 3 of this Warrant. This Warrant and all rights hereunder, to the extent not exercised in the manner set forth herein shall terminate and become null and void on the Expiration Date. "Expiration Date" means the third anniversary of the Commencement Date. This Warrant is issued in connection with the Company's Private Placement of Units.

This Warrant is subject to the following terms and conditions:

1. Exercise; Issuance of Certificates; Payment for Shares; Conversion Right.
   -------------------------------------------------------------------------

1.1 Duration of Exercise of Warrant. This Warrant is exercisable at the option of the Holder at any time or from time to time but not earlier than on the Commencement Date or later than 5:00 p.m. (New York Time) on the Expiration Date for all or a portion of the shares of Stock which may be purchased hereunder. The Company agrees that the shares of Stock purchased under this Warrant shall be and are deemed to be issued to Holder as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares. Subject to the provisions of Section 2, certificates for the shares of Stock so purchased, together with any other securities to which Holder is entitled upon such exercise, shall be delivered to Holder by the Company's transfer agent at the Company's expense promptly after the rights represented by this Warrant have been exercised. Each stock certificate so delivered shall be in such denominations of Stock as may be requested by Holder and shall be registered in the name of Holder or such other name as shall be designated by Holder, subject to the limitations contained in Section 2. If, upon exercise of this Warrant, fewer than all of the shares of Stock evidenced by this Warrant are purchased prior to the Expiration Date of this Warrant, one or more new warrants substantially in the form of, and on the terms in, this Warrant will be issued for the remaining number of shares of Stock not purchased upon exercise of this Warrant.

1.2 Conversion. In lieu of the payment of the Stock Purchase Price, the Holder shall have the right (but not the obligation), until such time as the Warrant Shares are registered pursuant to Section 7 hereof, and so long as such registration statement remains effective, to require the Company to convert this Warrant, in whole or in part, into shares of Stock (the "Conversion Right") as provided for in this Section 1.2. If, and each time, such registration statement ceases to be effective, this Conversion Right shall be in effect. Upon exercise of the Conversion Right, the Company shall deliver to the Holder (without payment by the Holder of any of the Stock Purchase Price) that number of shares of Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Stock Purchase Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Market Price (as hereinafter defined) for the shares of Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Market Price of one share of Stock immediately prior to the exercise of the Conversion Right. As used in this Warrant, "Market Price" shall mean (A) if the Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the NASDAQ National Market, NASDAQ Capital Market, or is traded in the Over-the-Counter Bulletin Board market, the Market Price shall be the volume weighted average sale price (this is sometimes referred as the VWAP) of the Stock on such exchange or market as reported by such exchange or market on the last business day prior to the date of conversion of this Warrantor if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or market (excluding any aberrational prices at or immediately prior to the regular closing time of such exchange or such market, as applicable), (B) if the Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be the fair market value of the Stock, which shall not be less than the net book value thereof as at the end of the most recent quarterly fiscal period of the Company ending prior to the date of the conversion of the Warrant, determined in good faith by the Board of Directors of the Company, and any dispute shall be resolved by an investment banking or valuation firm of recognized national standing selected by Company and acceptable to the Holder.

1.3 Exercise of Conversion Right. The conversion rights provided under this
Section 1.3 may be exercised in whole or in part and at any time and from time to time while any Warrants remain outstanding, subject to the suspension of this Conversion Right during periods when the Warrant Shares are the subject of an effective registration statement. In order to exercise the conversion privilege, the Holder shall surrender to the Company, at its offices, this Warrant certificate accompanied by a duly completed Notice of Conversion in the form attached hereto as Exhibit 2. The presentation and surrender shall be deemed a waiver of the Holder's obligation to pay all or any portion of the aggregate purchase price payable for the shares of Stock issuable upon exercise of this Warrant. This Warrant certificate (or so much thereof as shall have been surrendered for conversion) shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Warrant certificate for conversion in accordance with the foregoing provisions. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver to the Holder (i) a certificate or certificates representing the largest number of whole shares of Stock to which the Holder shall be entitled as a result of the conversion rounded up or down to the nearest whole share, and (ii) if the Warrant certificate is being converted in part only, a new certificate in principal amount equal to the unconverted portion of the Warrant certificate. The conversion of this Warrant pursuant to this Section 1.3 is intended to qualify as a recapitalization within the meaning of Section 368(a)(1)(E) of the Code and the Company agrees to report any conversion of this Warrant as such. For all purposes of this Warrant, any reference herein to the exercise of this Warrant shall be deemed to include a reference to the conversion of this Warrant into Stock in accordance with the terms of Section 1.3.

2. Shares to Be Fully Paid; Reservation of Shares. The Company covenants and agrees that all shares of Stock which may be issued upon the exercise of this Warrant (the "Warrant Shares") and all shares of common stock issuable upon conversion of the Warrants (the "Conversion Shares") will, upon issuance, be duly authorized, validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder and free of all taxes, liens and charges with respect to the issue thereof. The Company covenants that it will reserve and keep available a sufficient number of shares of its authorized but unissued Stock for such exercise and/or conversion, as the case may be. The Company will take all such reasonable action as may be necessary to assure that such shares of Stock may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange or automated quotation system upon which the Stock may be listed.

3. Adjustment of Stock Purchase Price and Number of Shares. The Stock Purchase Price and, in some cases, the number of Warrant Shares and Conversion Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3.

3.1 In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Stock in shares of Stock, (ii) subdivide or reclassify its outstanding shares of Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Stock into a smaller number of shares, the Stock Purchase Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Stock Purchase Price by a fraction, the denominator of which shall be the number of shares of Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

3.2 In case the Company shall hereafter issues or distributes to and for the benefit of the holders of its Stock evidences of the Company's indebtedness to such holders of its Stock or assets (excluding cash dividends or distributions and dividends or distributions referred to in Section 3.1 above) or subscription rights or warrants (excluding those referred to in
Section 3.3 below), then in each such case the Stock Purchase Price in effect thereafter shall be determined by multiplying the Stock Purchase Price in effect immediately prior thereto by a fraction, the numerator of which shall be the total number of shares of Stock outstanding multiplied by the Market Price per share of Stock, less the fair market value (as determined by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and the denominator of which shall be the total number of shares of Stock outstanding multiplied by such Market Price per share of Stock. Such adjustment shall be made successively whenever such a record date is fixed.

3.3 In case that the Company shall fix a record date for the issuance of rights or warrants to all holders of its Stock entitling them to subscribe for or purchase shares of Stock (or securities convertible into Stock) at a price (the "Subscription Price") (or having an exercise price per share ("Exercise Price") less than the Stock Purchase Price on such record date or less than the Market Price of the Stock on the record date, the Stock Purchase Price shall be adjusted so that the same shall equal the price determined by multiplying the Stock Purchase Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the sum of the number of shares of Stock outstanding on the record date mentioned below and the number of additional shares of Stock which the aggregate offering price of the total number of shares of Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at the greater of the Stock Purchase Price in effect immediately prior to the date of such issuance or such Market Price per share of the Stock, and the denominator of which shall be the sum of the number of shares of Stock outstanding on such record date and the number of additional shares of Stock offered for subscription or purchase (or into which the convertible securities so offered are convertible).

Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of shareholders entitled to receive such rights or warrants; and to the extent that shares of Stock are not delivered (or securities convertible into Stock are not delivered) after the expiration of such rights or warrants the Stock Purchase Price shall be readjusted to the Stock Purchase Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Stock (or securities convertible into Stock) actually delivered.

3.4 In case the Company shall issue or sell shares of its Stock or other securities convertible, exchangeable, or exercisable into Stock excluding shares issued (i) in any of the transactions described in Section 3.1 above, or (ii) upon exercise of options and warrants outstanding on the date of the Convertible Loan, for a consideration per share (the "Offering Price") less than the Stock Purchase Price and/or less than the Market Price per share, then the Stock Purchase Price shall be adjusted immediately thereafter so that it shall be reduced to the lower of either of the following prices, determined as follows:

(i) by dividing (x) the sum of (I) the total number of shares of Stock outstanding immediately prior to such issuance or sale multiplied by the then-existing Stock Purchase Price, plus (II) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (y) the total number of shares of Stock outstanding immediately after such issuance or sale; or

(ii) by multiplying (x) the Stock Purchase Price in effect immediately prior to the time of such issue or sale by (y) a fraction, the numerator of which shall be the sum of (I) the number of shares of Stock outstanding immediately prior to such issue or sale, multiplied by the Market Price per share immediately prior to such issue or sale, plus (II) the consideration received by the Company upon such issue or sale, and the denominator of which shall be the product of (1) the total number of shares of Stock outstanding immediately after such issue or sale, multiplied by (2) the Market Price per share immediately prior to such issue or sale.

3.5 Whenever the Stock Purchase Price payable upon exercise or conversion of this Warrant is adjusted pursuant to Sections 3.1, 3.2, 3.3 and 3.4 above, the number of Warrant Shares purchasable upon exercise of this Warrant and the number of Conversion Shares issuable upon conversion of this Warrant shall simultaneously be adjusted by multiplying the number of shares initially issuable upon exercise or conversion of this Warrant by the Stock Purchase Price in effect on the date hereof and dividing the product so obtained by the Stock Purchase Price, as adjusted.

3.6 For purposes of any computation respecting consideration received pursuant to Section 3.4 above, the following shall apply:

(i) in the case of the issuance of shares of Stock for cash, the consideration shall be the amount of such cash, provided that in no case shall any deduction be made for any commissions, discounts or other expenses incurred by the Company for any underwriting of the issue or otherwise in connection therewith;

(ii) in the case of the issuance of shares of Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair market value thereof as determined in good faith by the Board of Directors of the Company (irrespective of the accounting treatment thereof), whose determination shall be conclusive; and

(iii) in the case of the issuance of securities convertible, exchangeable or exercisable for shares of Stock, the aggregate consideration received therefor shall be deemed to be the consideration received by the Company for the issuance of such securities plus the additional minimum consideration, if any, to be received by the Company upon the conversion or exchange thereof (the consideration in each case to be determined in the same manner as provided in clauses (A) and (B) of this Section 3.6).

3.7 All calculations of the Stock Purchase Price under this Section 3 shall be made to five decimal places (i.e. 0.00001) and then rounded to the nearest cent. All calculations of the number of Warrant Shares and Conversion Shares shall be rounded up or to the nearest share.

3.8 Whenever the Stock Purchase Price is adjusted, as herein provided, the Company shall promptly but no later than ten (10) days after such adjustment, cause a notice setting forth the adjusted Stock Purchase Price and adjusted number of shares issuable upon exercise or conversion of this Warrant, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the Holder at the address shown on the books of the Company, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Company may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Company) to make any computation required by this Section 3, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

3.9 In the event that at any time, as a result of an adjustment made pursuant to Section 10 below, the Holder of this Warrant thereafter shall become entitled to receive any shares of the Company, other than Stock, thereafter the number of such other shares so receivable upon exercise or conversion of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Stock contained in this Section 3.

3.10 Notice of Adjustment. Promptly after adjustment of the Stock Purchase Price or any increase or decrease in the number of shares purchasable upon the exercise of this Warrant, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company. The notice shall be signed by the Company's chief financial officer and shall state the effective date of the adjustment and the Stock Purchase Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

3.11 Other Notices. If at any time:

(i) the Company shall declare any cash dividend upon its Stock;

(ii) the Company shall declare any dividend upon its Stock payable in stock (other than a dividend payable solely in shares of Stock) or make any special dividend or other distribution to the holders of its Stock;

(iii) there shall be any consolidation or merger of the Company with another corporation, or a sale of all or substantially all of the Company's assets to another corporation; or

(iv) there shall be a voluntary or involuntary dissolution, liquidation or winding-up of the Company;
then, in any one or more of said cases, the Company shall give, by certified or registered mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, (i) at least 30 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such dissolution, liquidation or winding-up; (ii) at least 10 days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger or sale, and (iii) in the case of any such reorganization, reclassification, consolidation; merger, sale, dissolution, liquidation or winding-up, at least 30 days' written notice of the date when the same shall take place. Any notice given in accordance with clause (i) above shall also specify, in the case of any such dividend, distribution or option rights, the date on which the holders of Stock shall be entitled thereto. Any notice given in accordance with clause (iii) above shall also specify the date on which the holders of Stock shall be entitled to exchange their Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding-up, as the case may be. Notwithstanding anything herein to the contrary, if and to the extent the Holder chooses to exercise this Warrant within the ten-day period following receipt of the notice specified in clause
(ii) above, the Holder may elect to pay the aggregate Stock Purchase Price by delivering to the Company cash or a cashier's check in the amount of the aggregate par value of the shares of Stock to be purchased.

3.12 Changes in Stock. In case at any time following the Commencement Date hereof, the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Stock) in which the previously outstanding Stock shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a non-corporate entity or other property (including cash) or any combination of any of the foregoing (each such transaction being herein called the "Transaction" and the date of consummation of the Transaction being herein called the "Consummation Date"), then, as a condition of the consummation of the Transaction, lawful and adequate provisions shall be made so that each Holder, upon the exercise hereof at any time on or after the Consummation Date, shall be entitled to receive, and this Warrant shall thereafter represent the right to receive, in lieu of the Stock issuable upon such exercise prior to the Consummation Date, the highest amount of securities or other property to which such Holder would actually have been entitled as a stockholder upon the consummation of the Transaction if such Holder had exercised such Warrant immediately prior thereto. The provisions of this Section 3.12 shall similarly apply to successive Transactions.

3.13 Special Adjustment Upon the Extension of the Convertible Notes. If the Company elects to further extend the maturity of the remaining outstanding balance of the Convertible Notes pursuant to Section 1 thereof, then the Stock Purchase Price shall be reduced by 25% and the number of shares of Stock for which this Warrant shall be exercisable, shall be increased by 33%, subject to any other adjustments as provided herein; provided, however, that no adjustments to the Stock Purchase Price and the number of shares of Stock issuable upon exercise or conversion of this Warrant shall be made if the Company extends the maturity of the Convertible Notes due to the failure of Aurora Capital, LLC to actively pursue, in accordance with industry norms for private placements of this nature in respect of companies comparable to the Company and //////////////////////////////////s comparable to Aurora Capital, LLC, the private placement of the Units.

4. Issue Tax. The issuance of certificates for shares of Stock upon the exercise of the Warrant shall be made without charge to the holder of the Warrant for any issue tax in respect thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then holder of the Warrant being exercised.

5. No Voting or Dividend Rights; Limitation of Liability. Nothing contained in this Warrant shall be construed as conferring upon the holder hereof the right to vote or to consent or to receive notice as a stockholder in respect of meetings of stockholders for the election of directors of the Company or any other matters or any rights whatsoever as a stockholder of the Company. Except for the adjustment to the Stock Purchase Price pursuant to Section 3.1 in the event of a dividend on the Stock payable in shares of Stock, no dividends or interest shall be payable or accrued in respect of this Warrant or the interest represented hereby or the shares purchasable hereunder until, and only to the extent that, this Warrant shall have been exercised. No provisions hereof, in the absence of affirmative action by the holder to purchase shares of Stock, and no mere enumeration herein of the rights or privileges of the holder hereof, shall give rise to any liability of such holder for the Stock Purchase Price or as a stockholder of the Company whether such liability is asserted by the Company or by its creditors.

6. Restrictions on Transferability of Securities; Compliance With Securities
Act.

6.1 Restrictions on Transferability. This Warrant and the Warrant Shares and the Conversion Shares (collectively, the "Securities"), shall not be transferable in the absence of an effective registration statement under the Securities Act of 1933, as amended (the "Act") or an exemption therefrom under said Act.

6.2 Restrictive Legend. Each certificate representing the Warrant Shares and/or Conversion Shares or any other securities issued in respect of the Warrant Shares and/or Conversion Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall be stamped or otherwise imprinted with a legend substantially in the following form (in addition to any legend required under applicable state securities laws):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, IS AVAILABLE.

7. Registration Rights. Pursuant to the terms of the Registration Rights Agreement signed in conjunction with this Warrant, certain registration rights apply to the Warrant Shares and Conversion Shares. See the Registration Rights Agreement for a full description of the automatic, demand and piggy-back registration rights applicable to the Warrant Shares and Conversion Shares and the limitations on such rights.

8. Repurchase Rights. The Company shall not be entitled to repurchase this Warrant.

9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

10. Notices. Any notice, request or other document required or permitted to be given or delivered to the holder hereof or the Company shall be delivered or shall be sent by certified or registered mail, postage prepaid, to each such holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant.

11. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company's assets, including, without limitation, Public AngioGenex. All of the obligations of the Company relating to the Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise or conversion and termination of this Warrant. All of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder hereof.

12. Descriptive Headings and Governing Law. The descriptive headings of the several sections and paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. This Warrant shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the laws of the State of Nevada.

13. Lost Warrants or Stock Certificates. The Company represents and warrants to Holder that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Warrant or stock certificate and, in the case of any such loss, theft or destruction, and if requested, upon receipt of an indemnity bond reasonably satisfactory to the Company, or in the case of any such mutilation, upon surrender and cancellation of such Warrant or stock certificate, the Company at its expense will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

14. No Avoidance. The Company shall not, by amendment of its certificate of incorporation or through any consolidation, merger, reorganization, transfer of assets, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against dilution or other impairment as if the holder was a stockholder of the Company entitled to the benefit of fiduciary duties afforded to stockholders under Nevada law. Without limiting the generality of the foregoing, the Company (a) will not permit the par value of any shares of stock receivable upon the exercise of this Warrant to exceed the amount payable therefor upon such exercise, (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock on the exercise of the Warrants from time to time outstanding, and (c) will not take any action which results in any adjustment of the Stock Purchase Price if the total number of shares of Stock issuable after the action upon the exercise of the Warrant would exceed the total number of shares of Stock then authorized by the Company's certificate of incorporation and available for the purpose of issuance upon such exercise.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of this ____ day of _____ 2006.



                                                ANGIOGENEX, INC.

FORM OF SUBSCRIPTION AGREEMENT RE: WARRANT

(To be signed and delivered
upon exercise of Warrant)

Date: ______

AngioGenex, Inc.
425 Madison Avenue, Suite 920
New York, New York 10017
Attention:

The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, _________ shares of Common Stock, par value $_______ per share (the "Stock") of AngioGenex, Inc. and subject to the following paragraph, herewith makes payment of ________________ Dollars ($_________) therefor and requests that the certificates for such shares be issued in the name of, and delivered to _________________________ whose address is_______________________________________.

The undersigned does/does not (circle one) request the exercise of the within Warrant pursuant to the conversion right set forth in Section 1.3 of the Warrant.

If the exercise of this Warrant is not covered by a registration statement effective under the Securities Act of 1933, as amended (the "Securities Act"), the undersigned represents that:

(i) the undersigned is acquiring such Stock for investment for his own account, not as nominee or agent, and not with a view to the distribution thereof and the undersigned has not signed or otherwise arranged for the selling, granting any participation in, or otherwise distributing the same,

(ii) the undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the undersigned's investment in the Stock,

(iii) the undersigned has received all of the information the undersigned has requested from the Company and considers necessary or appropriate for deciding whether to purchase the shares of Stock,

(iv) the undersigned has the ability to bear the economic risks of his prospective investment,

(v) the undersigned is able, without materially impairing his financial condition, to hold the shares of Stock for an indefinite period of time and to suffer complete loss on his investment,

(vi) the undersigned understands and agrees that (A) he may be unable to readily liquidate his investment in the shares of Stock and that the shares must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities or Blue Sky laws or is exempt from such registration or qualification, and that the Company is not required to register the same or to take any action or make such an exemption available except to the extent provided in the within Warrant and (B) the exemption from registration under the Securities Act afforded by Rule 144 promulgated by the Securities and Exchange Commission ("Rule 144") depends upon the satisfaction of various conditions by the undersigned and the Company and that, if applicable, Rule 144 affords the basis for sales under certain circumstances in limited amounts, and that if such exemption is utilized by the undersigned, such conditions must be fully complied with by the undersigned and the Company, as required by Rule 144,

(vii) the undersigned either (A) is familiar with the definition of and the undersigned is an "accredited investor" within the meaning of such term under Rule 501 of Regulation D promulgated under the Securities Act, or (B) is providing representations and warranties reasonably satisfactory to the Company and its counsel, to the effect that the sale and issuance of Stock upon exercise of such Warrant may be made without registration under the Securities Act or any applicable state securities and Blue Sky laws, and

(viii) the address set forth below is the true and correct address of the undersigned's residence.

DATED:

(Signature must conform in all respects to name of holder as specified on the face of the Warrant)

(Address)

                             NOTICE OF CONVERSION

        (To be executed upon exercise of Warrant pursuant to Section 1)

The undersigned hereby irrevocably elects to surrender its Warrant for such shares of Stock pursuant to the cashless exercise provisions of the within Warrant, as provided for in Section 1 of such Warrant.

Please issue a certificate or certificates for such Stock in the name of, and pay cash for fractional shares.

Name: _______________________

(Please Print Name, Address and

Social Security No.)

Address: ________________
_________________________
_________________________

Social Security No.: _________________

Signature:_______________________

NOTE: The above signature should correspond exactly with the name on the first page of this Warrant or with the name of the assignee appearing in the assignment form below

And if said number of shares shall not be all the shares exchangeable or purchasable under the within Warrant, a new Warrant is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

                    FORM OF REGISTRATION RIGHTS AGREEMENT
                    -------------------------------------

THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), is dated as of the ___ day of____________, 2006, by among each investor who executes this Agreement as a "HOLDER" where indicated on the signature pages hereto (each individually, a "Holder" and, collectively with the other holders of the Units issued in the Offering, the "Holders"), and ANGIOGENEX, INC., a Nevada corporation, with its principal executive offices at 425 Madison Ave. Suite 902, New York, New York 10017 (the "Company").

WHEREAS, the Holders will purchase from the Company an aggregate of up to __________ units (the "Units") at one or more Closings, each Unit consisting of two shares (the "Unit Shares") of Common Stock, $0.01 par value (the "Common Stock") of the Company and one Warrant ("Unit Warrant") to purchase one share of Common Stock (the "Warrant Shares") for a purchase price of $1.00 per Unit. Collectively, the terms Units, Unit Shares, Unit Warrants and the shares of Common Stock issuable upon exercise of Unit Warrants as such relate to the Company are referred to herein as "AngioGenex Securities."

WHEREAS, the Company desires to grant to the Holder the registration rights set forth herein with respect to the AngioGenex Securities, Public Company Securities, and the shares of common stock issuable upon conversion of the Warrants or Public Company Warrants pursuant to Section 1 of the Warrant (the "Conversions Shares");

NOW, THEREFORE, the parties hereto mutually agree as follows:

1. Definitions. For purposes of this Registration Rights Agreement:

(a) The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement or statements or similar documents in compliance with the Securities Act of 1933, as amended (the "Securities Act"), and the declaration or ordering of effectiveness of such registration statement or document by the Securities and Exchange Commission ("SEC").

(b) The term "Registrable Securities" means the Units Shares, the Warrant Shares, the Conversion Shares, the Public Company Shares, the Public Company Warrant Shares, the shares of common stock of the Company or Public Company as may be applicable and any other shares of stock or other securities issued or issuable with respect to any of the above (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, recapitalization, merger, consolidation or other corporate reorganization).

(c) The term "Registration Statement" means any registration statement or comparable document AngioGenex under the Securities Act through which a public sale or distribution of AngioGenex's securities may be registered (except a form exclusively for the sale or distribution of securities in connection with an employee or consultant stock option or purchase plan or for use exclusively in connection with a business combination), the prospectus contained therein and all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

2. Automatic Registration.

(a) The Company shall, within one hundred twenty (120) days after the Final Closing of a proposed offering to be initiated September 1, 2006, will file on an appropriate form with the SEC, a registration statement registering for resale the Registrable Shares ("Automatic Registration").

3. Piggyback Registration.

(a) From and after the Final Closing Date of the proposed Private Offering to be initiated September 1, 2006 and until such time as the Registrable Securities are freely saleable under Rule 144 promulgated under the Securities Act without volume limitations, if the Company shall determine to proceed with the preparation and filing of a Registration Statement in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to all record holders of the Registrable Securities. Upon receipt of a written request from any such holder within thirty (30) days after receipt of any such notice from the Company, the Company will cause all the Registrable Securities owned by such holders to be included in such Registration Statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered. If any registration pursuant to this Section 3 shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this Section 3 be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters.

(b) Notwithstanding the foregoing, in the case of a firm commitment offering on underwriting terms appropriate for such a transaction, if any such managing underwriter shall advise the Company and the holders of Registrable Securities in writing that, in such underwriter's opinion, the distribution of all or a specified portion of the securities requested to be included in the registration concurrently with the securities otherwise being registered by the Company would materially adversely affect the distribution of all such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonable be sold in the contemplated distribution, then the securities to be included in the registration shall be cut back pro rata.

The obligation of the Company under this Section 3 shall be unlimited as to the number of Registration Statements to which it applies.

4. Registration on Form S-3. In case the Company shall receive from a holder or holders of not less than 25% of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such holder or holders, the Company will:

(a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other holders of Registrable Securities; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other holder or holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 4: (i) if Form S-3 is not available for such offering by the holders; (ii) if the holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000.00; (iii) if the Company shall furnish to the holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 4; provided, however, that the Company may only utilize this right once in connection with such Form S-3 Registration Statement; (iv) if the Company has, within the 12-month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 4; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) during the period ending 180 days after the effective date of a Registration Statement filed pursuant to this Section 4.

(c) Subject to the foregoing, the Company shall file a Registration Statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable and in any event with 120 days after receipt of the request or requests of the holders. Registrations effected pursuant to this Section 4 shall not be counted as demands for registration or registrations effected pursuant to Section 2.

5. Registration Procedures. If and whenever the Company is required by the provisions of Sections 2, 3 or 4 to effect the registration of Registrable Securities under the Securities Act, the Company will:

(a) Use its best efforts to cause such Registration Statement to become effective within 120 days of its filing and remain effective (i) for a period of eighteen (18) months; provided, however, that any Registration Statement filed pursuant to Section 3 may be kept effective for such lesser period of time until which all Registrable Securities included thereunder are freely salable (without restriction, except with regard to Registrable Securities held by persons deemed to be "affiliates" of the Company) under Rule 144, if applicable.

(b) prepare and file with the SEC such amendments to such Registration Statement and supplements to the prospectus contained therein as may be necessary to keep such Registration Statement effective for the period of time described in paragraph (a) above;

(c) furnish to the holders of Registrable Securities participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of such Registration Statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

(d) use its best efforts to register or qualify the securities covered by the Registration Statement under such state securities or blue sky laws of such jurisdictions as such participating holders or the underwriter may reasonably request in writing within twenty (20) days following the original filing of such Registration Statement, except that the Company shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction wherein it is not so qualified;

(e) in the event that a registration involves an underwritten offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, with the managing underwriter or such offering;

(f) notify the security holders participating in such registration and the underwriter, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective or a supplement to any prospectus forming a part of the Registration Statement has been filed;

(g) notify such holders promptly of any request by the SEC for the amending or supplementing the Registration Statement or prospectus or for additional information;

(h) prepare and file with the SEC, promptly upon the request of any such holders, any amendments or supplements to the Registration Statement or prospectus which, in the opinion of counsel for such holders (and concurred in by counsel for the Company), is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Shares;

(i) prepare and promptly file with the SEC and promptly notify such holders of the filing of such amendment or supplement to the Registration Statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event shall have occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading;

(j) advise such holders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the SEC suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

(k) at the request of holders of a majority of the Registrable Securities included in the Registration Statement, furnish to the underwriters on the date that the Registrable Securities are delivered to underwriters for sale in connection with a registration pursuant to this Section 4 (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters and (ii) a letter dated such date, from the independent certified accountants of the Company, in form an substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters;

(l) make available for inspection by any underwriters participating in an offering covering Registrable Securities, and the counsel, accountants or other agents retained by any such underwriter, all pertinent financial and other records, corporate documents, and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such underwriters in connection with such offering;

(m) if the common stock is then listed on a national securities exchange, cause the Registrable Securities to be listed on such exchange, or if reported on NASDAQ, to be reported on NASDAQ. If the Common Stock is not then listed on a national securities exchange or reported on NASDAQ, facilitate the reporting of the Registrable Securities on NASDAQ; and

(n) provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement in which Registrable Securities are included;

6. Expenses. With respect to each inclusion of Registrable Securities in a Registration Statement pursuant to Sections 2, 3 and 4 hereof, the fees, costs and expenses of registration to be borne by the Company shall include, all registration, filing, and NASD fees; printing expenses, fees and disbursements of counsel and accountants for the Company; all legal fees and disbursements and other expenses of complying with state securities or blue sky laws of any jurisdictions in which the securities to be offered are to be registered and qualified. Fees and disbursements of counsel and accountants for the selling securityholders shall be borne by the selling securityholders, and securityholders participating in such registration shall bear their pro rata share of the underwriting discounts and commissions and transfer taxes.

7. Indemnification.

(a) The Company will indemnify and hold harmless each holder of Registrable Securities which are included in a Registration Statement pursuant to the provisions of Section 2, Section 3 and Section 4 hereof, and each of its officers, directors, partners, legal counsel, and accountants, and any underwriter (as defined in the Securities Act) for such holder and each person, if any, who controls such holder or such underwriter within the meaning of the Securities Act, from and against, and will reimburse such holder and each such underwriter and controlling person with respect to, any and all loss, damage, liability, cost and expense to which such holder or any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, damage, liability, cost or expenses arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by such holder, such underwriter or such controlling person in writing specifically for use in the preparation thereof.

(b) Each holder of Registrable Securities included in a registration pursuant to the provisions of Sections 2, 3 and 4 hereof, severally and not jointly, will indemnify and hold harmless the Company, and each of its officers, directors, partners, legal counsel, and accountants any controlling person and any underwriter from and against, and will reimburse the Company, its directors and officers, any controlling person and any underwriter with respect to, any and all loss, damage, liability, cost or expense to which the Company or any controlling person and/or any underwriter may become subject under the Securities Act or otherwise, insofar as such losses, damages, liabilities, costs or expenses are caused by any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in reliance upon and in strict conformity with written information furnished by or on behalf of such holder specifically for use in the preparation thereof and provided further, that the maximum amount that may be recovered from any holder shall be limited to the amount of proceeds received by such holder from the sale of the Registrable Securities.

(c) Promptly after receipt by an indemnified party under this Section 7 of a notice of the commencement of any action (including any governmental action) such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party hereunder, deliver to the indemnifying party a written notice of the commencement thereof. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 7 only to the extent prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to an indemnified party otherwise than under this Section 7. The indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to control of the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with reasonable fees and expenses to be paid by the indemnifying party, if in the reasonable determination of counsel for the indemnifying party, representation of such indemnified party by the counsel obtained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of paragraph (a) or (b) above for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnified party shall have employed counsel in accordance with the provisions of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party.

8. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 7 hereof to the extent permitted by law, provided that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification pursuant to the provisions of
Section 7 hereof, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation, and (iii) contribution by any seller of Registrable Securities shall be limited to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

9. Assignable Rights. The rights with respect to the Registrable Securities under this Agreement shall, in addition for the benefit of the parties hereto, be for the benefit of and enforceable by an transferee of the Registrable Securities. The obligations of the Company contained in this Agreement shall be binding upon any successor to the Company, including without limitation Public AngioGenex, and continue to be in effect with respect to any securities issued by any successor to the Company in substitution or exchange for any Registrable Securities.

10. Reports Under the Exchange Act. With a view to making available to the holders of Registrable Securities the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the holders of the Registrable Securities to sell securities to the public without registration, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c) furnish to each holder of Registrable Securities, forthwith upon request
(i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company and (iii) such other information as may be reasonably requested in availing the holders of any Registrable Securities of any rule or regulation of the SEC which permits the selling of any such securities without registration.

11. Termination of Registration Rights. No holder shall be entitled to exercise any right provided for in this Agreement after the earlier of (i) the fifth (5th) anniversary of the Final Closing, or (ii) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all of such holder's Registrable Securities during a three-month period without registration.

12. Governing Law. The Registrable Securities will be, if and when issued, delivered in Nevada. This Agreement shall be deemed to have been made and delivered in the State of Nevada and shall be governed as to validity, interpretation, construction, effect and in all other respects by the internal substantive laws of the State of Nevada without giving effect to the choice of law rules thereof.

13. Amendment. This Agreement may only be amended by a written instrument executed by the Company and the Holders holding a majority of the Registrable Securities.

14. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

15. Execution in Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

16. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed duly given when delivered by hand or mailed by registered or certified mail, postage prepaid, return receipt requested, as follows: if to the Holder, to his, her or its address on file with the Company and if to the Company, to its principal offices.

17. Binding Effect Benefits. The Holder may assign his, her or its rights hereunder. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, legal representatives and successors. Nothing herein contained, express or implied, is intended to confer upon any person other than the parties hereto and their respective heirs, legal representatives and successors, any rights or remedies under or by reason of this Agreement.

18. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

19. Severabilily. Any provision of this Agreement which is held by a court of competent jurisdiction to be prohibited or unenforceable in any jurisdictions shall be, as to such jurisdictions, ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the date first above written.


ANGIOGENEX INC.
By:
Richard Salvador, President & CEO
HOLDER
Name:

                                    EXHIBIT C
                                    ---------

                              SUBSCRIPTION AGREEMENT
                              ----------------------

                      FOR SUBSCRIPTIONS IN CALENDAR YEAR 2006
                      ---------------------------------------


This SUBSCRIPTION AGREEMENT (the "Subscription Agreement") is made as of the date set forth on the signature page hereof between ANGIOGENEX, INC., a Nevada corporation, with its principal offices at 425 Madison Avenue, Suite 902, New York, NY 10017 (the "Company"), and the undersigned subscriber (the "Investor").

                                     RECITALS
                                     --------

WHEREAS, the Company desires to sell Units comprised of Unit Shares and Unit Warrants (the "Units," "Unit Shares" and "Unit Warrants,") directly by the Company. The Units are being sold at a purchase price of $0.666 per Unit and each Unit is comprised of two shares of the Company's Common Stock, $0.01 par value ("Common Stock") and one Common Stock Purchase Warrant, exercisable for one share of Common Stock a period of five years at an exercise price of $1.00 per share. Collectively, the Units, Unit Shares, Unit Warrants, the shares of Common Stock issuable upon exercise of Unit Warrants and the shares of common stock, warrants and shares of common stock issuable upon the exercise of the warrants of AngioGenex are referred to herein as the "Securities."

WHEREAS, the Company is offering the Units pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the "Securities Act"), to "accredited investors" only, as such term is defined in Rule 501(a) of said Regulation D.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:


                                    SECTION 1

                              SUBSCRIPTION FOR UNITS

1.1 Subscription. The Investor, intending to be legally bound, hereby subscribes for and agrees to purchase the number of Units set forth upon the signature page hereof, at a purchase price of $0.666 per Unit and the Company agrees to sell such Units to the Investor, upon such terms and conditions.

1.2 Purchase.

   (a) The Investor hereby tenders a check made payable to the order of AngioGenex, Inc. or wire transfer funds in the amount set forth on the signature page hereof. If funds are sent via wire transfer, they should be sent to the following account:

AngioGenex, Inc.
Citibank N.A. Branch #94
1285 First Ave., New York, NY 10021 USA
Acct.# 95893154
ABA 021000089
Rtg (Blz) # 021000089

   (b) The Investor also tenders herewith a completed executed copy of this Subscription Agreement, including the Investor Questionnaire.

   (c) All subscriptions for Units are irrevocable when delivered, subject to acceptance by the Company and certain other conditions described in this Subscription Agreement. The Company has the right to accept or reject any subscription, in whole or in part. Funds relating to all subscriptions rejected by the Company shall be returned promptly to the applicable subscriber, without interest and without any deduction.


                                  SECTION 2

                  REPRESENTATIONS, WARRANTIES AND COVENANTS

2.1 Investor Representations, Warranties and Covenants. The Investor hereby acknowledges, represents, warrants or covenants, as the case may be, to the Company as follows:

   (a) The Investor is an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, as indicated by his response set forth in the Investor Questionnaire attached hereto, and the Investor is able to bear the full economic risk of an investment in the Units.

   (b) The Investor has prior investment experience, including investment in private, non-listed and non-registered securities, or has employed the services of an investment advisor, attorney or accountant to read all of the documents furnished or made available by the Company both to Investor and to all other prospective investors in the Units and to evaluate the merits and risks of such an investment on his behalf, and that Investor recognizes the highly speculative nature of this investment.

   (c) The Investor acknowledges receipt and careful review of the documents and hereby represents that Investor has been furnished by the Company during the course of this transaction with all other information regarding the Company requested or desired to be known by Investor, that all documents which could be reasonably provided have been made available for the inspection and review of the Investor, that Investor has been afforded the opportunity to ask questions of and receive answers from duly authorized officers or other representatives of the Company concerning the terms and conditions of the Company's business, management, financial affairs and any additional information which Investor had requested.

   (d) The Investor understands and recognizes that the purchase of the Units is highly speculative and involves a high degree of risk and that only investors who can afford the loss of their entire investment should consider investing in the Company. The Investor understands all the risks of investing in the Company, including, without limitation, that (i) the Company has incurred net operating losses since inception on March 31, 1999 and, as of March 31, 2005, had an unaudited accumulated deficit and charges against capital of approximately $2,991,944; (ii) the Company is an early stage company with only one full-time employee as of this date, (iii) the Company has not ;commenced the development of any products as of this date; (iv) the Company is heavily dependent on certain exclusive license agreements, as may be supplemented and amended ("License Agreements") it has with the Memorial Sloan Kettering Cancer Center ("MSKCC") and (v) there is no public market for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Units, Unit Shares or Unit Warrants or the shares of common stock, warrants or shares of common stock issuable upon exercise of the warrants of the Company.

   (e) The Investor acknowledges that the Private Placement has not been reviewed by the United States Securities and Exchange Commission ("SEC") because of the Company's representations that this is intended to be a nonpublic offering pursuant to Section 4(2) of the Securities Act and Rule 506 of Regulation D promulgated under the Securities Act. The Investor represents that the Securities are being purchased for his own account, for investment and not for distribution or resale to others. The Investor agrees that he will not sell or otherwise transfer such Securities unless such Securities are registered under the Securities Act or unless an exemption from such registration is available. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to the Securities. Neither the Investor, nor any of its officers, directors, employees, agents, stockholders or partners has (a) engaged in any general solicitation, or (b) published any advertisement in connection with the offer and sale of the Securities.

   (f) The Investor understands that the Securities have not been registered under the Securities Act by reason of a claimed exemption under the provisions of the Securities Act which depends, in part, upon the Investor's investment intention. In this connection, the Investor understands that it is the position of the SEC that the statutory basis for such exemption would not be present if Investor's representation merely meant that a present intention was to hold such securities for a short period, such as the capital tax gains period of tax statutes, for a deferred sale, for a market rise, assuming that a market exists, or for any other fixed period. The Investor realizes that, in the view of the SEC, a purchase now with an intent to resell would represent a purchase with an intent inconsistent with his representation to the Company, and the SEC might regard such a sale or disposition as a deferred sale to which such exemptions are not available.

   (g) The Investor understands and hereby acknowledges that the Company is under no obligation to register the Securities under the Securities Act, with the exception of certain registration rights set forth in the Section 4 hereof, which registration rights are exclusively with respect to Public AngioGenex' equivalent to the Unit Shares and the shares of common stock issuable upon exercise of Public AngioGenex' equivalent of the Unit Warrants. The Investor understands that the Securities are "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the SEC and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor further understands that the Company may, if it desires, permit the transfer of the Securities out of Investor's name only when Investor's request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that the proposed transfer does not result in a violation of the Securities Act or any applicable state "blue sky" laws. The Investor agrees to hold the Company and its directors, officers and controlling persons and their respective heirs, representatives, successors and assigns harmless and to indemnify them against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by Investor contained herein or any sale or distribution by the undersigned Investor in violation of any securities laws under the Securities Act or under the securities laws of any state or other jurisdiction.

   (h) The Investor understands that the Company and the Company's legal counsel are relying on the Investor's representations herein and the information provided by the Investor in the Investor Questionnaire attached hereto. Any information which the Investor has heretofore furnished to the Company in the Investor Questionnaire or otherwise, including, without limitation, information with respect to his financial position and business experience is correct and complete as of the date of this Subscription Agreement, and if there should be any material change in such information prior to the Closing Investor will immediately furnish such revised or corrected information to the Company.

   (i) The Investor understands the tax consequences of this investment and that the Company is not providing tax advice or information. The Investor has had the opportunity to consult with the Investor's own legal, accounting, tax, investment and other advisors, who are unaffiliated with the Company or any affiliate or selling agent of the Company, with respect to all legal aspects and tax treatment of an investment by the Investor in the Securities.

   (j) If the Investor is a corporation, trust, partnership or other entity, it is authorized to purchase the Units and the person signing this Subscription Agreement on behalf of such entity has been duly authorized by such entity to do so.

   (k) In addition to any other legend required by the Company or state securities laws, the Investor consents to the placement of a legend on any certificate or other documents evidencing the Securities substantially in the following form:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THIS CORPORATION, IS AVAILABLE."

   (l) The address of the Investor furnished by Investor at the end of this Subscription Agreement is the undersigned's principal residence if Investor is an individual or its principal business address if it is a corporation or other entity.

   (m) No representations or warranties have been made to the Investor by the Company or any agent, employee or affiliate of the Company and in entering into this transaction, the Investor is not relying on any information, other than that contained made available by the Company and the results of independent investigation by the Investor and/or Investor's legal, accounting and tax advisors.

   (n) Such Investor either has a preexisting personal or business relationship with the Company or any of its partners, officers, directors or controlling persons, or by reason of such Investor's business or financial experience or the business or financial experience of such Investor's professional advisors, who are unaffiliated with and who are not compensated by the Company, or any affiliate or selling agent of the Company, directly or indirectly, such Investor could be reasonably assumed to have the capacity to protect such Investor's own interests in connection with the transaction.

   (o) This Subscription Agreement constitutes the legal, valid and binding agreement of the Investor, enforceable against the Investor in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and by general equitable principles, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent any indemnification provisions contained in this Subscription Agreement may be limited by applicable Federal or state securities laws.

   (p) If the Investor is not a United States person it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Units or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Units, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Units or Securities. Such Investor's subscription and payment for, and the continued beneficial ownership of the Units or Securities will not violate any applicable securities or other laws of the Investor's jurisdiction.

   (q) The Investor also understands and agrees that, although the Company will use its best efforts to keep confidential the information provided herein, the Company may present the information provided herein to such parties as it deems advisable (a) if called upon to establish either the availability under any Federal or state securities laws of an exemption from registration of the Private Placement or compliance with any other legal requirement, or (b) if the contents hereof are relevant to any issue in any action, investigation, suit or proceeding to which the Company is a party, is subject, or by which it is or may be bound. Further, the Investor understands that the Private Placement may be reported to the SEC pursuant to the requirements of applicable Federal law and to various state securities or blue sky commissioners pursuant to applicable laws.

   (r) The acknowledgments, representations, warranties and covenants contained in this Section 2.1 shall survive each Closing.

2.2 Representations, Warranties and Covenants of the Company. The Company hereby acknowledges, represents, warrants or covenants, as the case may be, to the Investor as follows:

   (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Nevada, with full power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with all Federal, state, local, foreign, and other governmental authorities and all courts and other tribunals, to own, lease, license and use its properties and assets, and to carry on its business or business as required, except where the failure to have obtained any of the foregoing would not have a material adverse effect on the business, property or financial condition of the Company. The Company is duly licensed and qualified to do business and be in good standing in every jurisdiction in which the ownership, leasing, licensing or use of property and assets or the conduct of its business makes such qualification necessary, except where the failure to be so licensed or qualified would not have a material adverse effect on the business, property or financial condition of the Company. The Company has no subsidiaries.

   (b) All corporate action on the part of the Company,its officers,directors and stockholders necessary for the authorization, execution and delivery of this Subscription Agreement, the performance of all obligations of the Company hereunder at the Closing(s) and the authorization, issuance, sale and delivery of the Units, Unit Shares and Unit Warrants has been taken or will be taken prior to the Initial Closing, and this Subscription Agreement constitutes the valid and legally binding obligation of the Company, enforceable in accordance with its terms except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors' rights generally and by general equitable principles, (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies and (iii) to the extent any indemnification provisions contained in this Subscription Agreement may be limited by applicable Federal or state securities laws.

   (c) As of the date hereof, the Company's authorized and outstanding capitalization is set forth in the audited financial statement dated December 31, 2005 and the quarterly compilation dated June 30, 2006. Each outstanding share of the Company's capital stock issued is duly authorized, validly issued, fully paid and non-assessable and has not been issued and is not owned or held in violation of any preemptive rights set forth in the Company's Certificate of Incorporation or any agreement to which the Company is a party and there are no preemptive rights on any of the Company's securities. There is no commitment, plan or arrangement to issue, and no outstanding option, warrant or other right calling for the issuance of, any share of capital stock of the Company which, if not disclosed would cause documents provided to the Investor by the Company to be inaccurate in any material respect. There is outstanding no security or other instrument which by its terms is convertible into, exercisable for or exchangeable for any class of capital stock of the Company.

   (d) The Company as of the date of this subscription will have reserved a sufficient number of shares of its Common Stock for the issuance to all investors in the Private Placement and upon issuance of the Unit Shares and assuming exercise of the Unit Warrants (and further assuming conversion of the Convertible Notes and exercise of the warrants associated with the Convertible Notes) and payment therefore. Upon exercise of the Unit Warrants and payment of the exercise price, such shares of Common Stock issued in respect to such exercise, will be duly and validly issued, fully paid, and nonassessable, and will be free of restrictions on transfer other than restrictions on transfer described in this Subscription Agreement and under applicable Federal and state securities laws. There are no preemptive rights with respect to the ownership of the Units, Unit Shares or Unit Warrants.

   (e) To the Company's knowledge and assuming the accuracy of the representations made by the Investor in Section 2.1 of this Subscription Agreement, no consent, approval, qualification, order or authorization of, or filing with, any local, state, or Federal governmental authority is required on the part of the Company in connection with the Company's valid execution, delivery, or performance of this Subscription Agreement, the offer, sale or issuance of the Units except such filings as have been made prior to the Initial Closing, and any notices of sale required to be filed with the SEC under Regulation D promulgated under the Securities Act, or such post-closing filings as may be required under applicable state securities laws.

   (f) There is no litigation, arbitration, governmental action, hearing or other proceeding (formal or informal) or claim or investigation pending against the Company or, to the best of the knowledge of the Company, threatened with respect to the Company, relating to any of its respective operations, businesses, properties or assets, (or to the best knowledge of the Company, any set of facts that would give rise thereto). To the Company's knowledge, the Company is not in violation of any law, rule, regulation, order, judgment or decree.

   (g) The Company is not in violation or breach of or in default with respect to, complying with any provision of any material contract, agreement, instrument, lease, license, arrangement or understanding to which the Company, and each such material contract, agreement, instrument, lease, license, arrangement and understanding is in full force and effect and is the legal, valid and binding obligation of the Company, enforceable as to the Company in accordance with its terms (subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors' rights generally and to general equitable principles), the violation or breach or default of which would have a material adverse effect on the business, property or financial condition of the Company. To the Company's knowledge, the Company has good and marketable title to all properties and assets, owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as are not materially significant or important in relation to the business of the Company; all of the material leases and subleases under which the Company is the lessor or sublessor of properties or assets or under which the Company, holds properties or assets as lessee or sublessee are in full force and effect, and the Company is not in default in any material respect with respect to any of the terms or provisions of any of such respective leases or subleases, and no material claim has been asserted by anyone adverse to rights of the Company, as lessor, sublessor, lessee or sublessee under any of the leases or subleases mentioned above, or affecting or questioning the right of the Company to continued possession of the leased or subleased premises or assets under any such lease or sublease. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws.

   (h) The audited and unaudited financial statements of the Company, together with related notes and schedules, present fairly in all material respects the financial position and cash flows of the Company at the indicated dates and for the indicated periods.

   (i) Since the most recent balance sheet of the Company,it has not incurred any liabilities or obligations, direct or contingent, not in the ordinary course of business, or entered into any transaction not in the ordinary course of business, which is material to the business of the Company, and there has not been any change in the capital stock of, or any incurrence of long-term debt by, the Company, or any issuances of options, warrants or other rights to purchase the capital stock of the Company, or any adverse change or any development involving, so far as the Company can now reasonably foresee, a prospective adverse change in the condition (financial or otherwise), net worth, results of operations, business, key personnel or properties which would be material to the business or financial condition of the Company.

   (j) The foregoing acknowledgments, representations, warranties and covenants shall survive the Closing.


                                  SECTION 3

                            TERMS OF SUBSCRIPTION

3.1 Subscription. All subscriptions for Units are irrevocable when delivered, subject to acceptance by the Company and certain other conditions described in this Subscription Agreement. The Company has the right to accept or reject any subscription, in whole or in part.

3.2 Delivery of Certificates. The Investor hereby authorizes and directs the Company to deliver the Unit Shares and Unit Warrants contained in the Units and, upon exercise of the Unit Warrants, the shares of Common Stock issuable upon such exercise, to such Investor pursuant to this Subscription Agreement to the address indicated in the Investor Questionnaire included herein.


                                  SECTION 4

                             REGISTRATION RIGHTS

4. Pursuant to the terms of the Registration Rights Agreement signed in conjunction with this Subscription Agreement, certain registration rights apply to the Unit Shares. See the Registration Rights Agreement for a full description of the demand and piggy-back registration rights applicable to the Unit Shares and the limitations on such rights.


                                  SECTION 5

                           CONDITIONS FOR CLOSING

5.1 Conditions of Investor's Obligations at Closing. The obligations of the Investor under this Subscription Agreement are subject to the Company's fulfillment on or before each Closing of each of the following conditions:

   (a) Representations and Warranties. The representations and warranties of the Company contained in Section 2.2 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing.

   (b) Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Subscription Agreement that are required to be performed or complied with by it on or before the Closing.

5.2 Conditions of the Company's Obligations at Closing. The obligations of the Company to the Investor under this Subscription Agreement are subject to the Investor's fulfillment on or before the Closing of each of the following conditions by the Investor:

   (a) Representations and Warranties. The representations and warranties of the Investor contained in Section 2.1 shall be true on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

   (b) Investor Questionnaire; Subscription Agreement; Payment of Purchase Price. The Investor shall have (i) executed and delivered an applicable Investor Questionnaire, (ii) executed and delivered this Subscription Agreement, and (iii) made payment of the purchase price for the Units in accordance with Section 1.2 of this Subscription Agreement.


                                SECTION 6

                              MISCELLANEOUS

6.1 Modification. Neither this Subscription Agreement nor any provisions hereof should be modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, change, discharge or termination is sought.

6.2 Notices. Any notice, demand or other communication which any party hereto may be required, or may elect, to give to anyone interested hereunder shall be sufficiently given if delivered personally or by nationally recognized overnight courier service or sent by registered or certified mail, return receipt requested, addressed to such address as may be given herein. Notices delivered personally shall be effective upon receipt by the party to which it is addressed. Notices delivered by overnight courier service shall be effective the day after deposited with such courier service. Notices delivered by mail shall be effective three (3) days after deposited with the United States Postal Service.

6.3 Execution. By the execution of the signature page attached hereto, the parties hereby agree to be bound by all of the terms and conditions of this Subscription Agreement, including, without limitation, the registration rights contained herein.

6.4 Counterparts. This Subscription Agreement may by executed through the use of separate signature pages or in any number of counterparts, and each of such counterparts shall, for all purposes, constitute one agreement binding on all the parties, notwithstanding that all parties are not signatories to the same counterpart.

6.5 Binding Effect. Except as otherwise provided herein, this Subscription Agreement shall be binding upon and inure to the benefit of the parties and their heirs executors, administrators, successors, legal representatives and assigns. If the Investor is more than one person, the obligation of the Investor shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators and successors.

6.6 Entire Agreement. This Subscription Agreement contains the entire agreement of the parties with respect to the subjects hereof, and there are no representations, covenants or other agreements except as stated or referred to herein.

6.7 Assignability. This Subscription Agreement is not transferable or assignable by the Investor.

6.8 Applicable Law; Jurisdiction. This Subscription Agreement shall be governed by and construed under the internal laws of the State of Nevada without regard to conflict of law rules. The parties hereby submit to the exclusive jurisdiction of the courts of the State of Nevada and the Federal courts located in the Nevada with respect to any action or legal proceeding commenced by either party with respect to this Subscription Agreement or the Units. Each party irrevocably waives any objection it now has or hereafter may have respecting the venue of any such action or proceeding or the inconvenience of such forum, and each party consents to the service of process in any such action or proceeding in the manner set forth for the delivery of notices herein.

6.9 Waiver of Jury. The parties hereby waive their rights to a trial by jury in any action or proceeding involving any matter arising out of or relating to this Subscription Agreement or to the Units.


REMAINDER OF PAGE LEFT INTENTIONALLY BLANK

                               ANGIOGENEX, INC.

                    Subscription Agreement Signature Page


IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the acceptance date by the Company indicated below.

______________________________       ________________________________
Signature of Subscriber              Signature of Co-Subscriber

______________________________       ________________________________
Name of Subscriber                   Name of Co-Subscriber

please print

______________________________       ________________________________
Address of Subscriber                Address of Co-Subscriber

______________________________       ________________________________
Social Security or Taxpayer          Social Security or Taxpayer
Identification Number of Subscriber  Identification Number of Co-Subscriber

______________________________       Subscription Accepted:
Number of Units Subscribed           AngioGenex, Inc.
for at $0.666 per Unit, with $50,000
minimum investment                   By:_____________________________
_______________________________      Title: _________________________
Total Subscription Amount

Date:____________________________

IMPORTANT:                           Investor Name: ______________________
Please Complete


                    INDIVIDUAL INVESTOR QUESTIONNAIRE
                         FOR CALENDAR YEAR 2006
                    ---------------------------------
                            ANGIOGENEX, INC.
                    ---------------------------------


AngioGenex, Inc.
425 Madison Avenue
Suite 902
New York, NY 10017

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned's subscription to purchase Units comprised of Unit Shares and Unit Warrants as described in the Subscription Agreement delivered herewith may be accepted by AngioGenex, Inc. (the "Company").

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Units comprised of Unit Shares and Unit Warrants is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or "blue sky" laws. Further, the undersigned understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or "blue sky" regulators. . In addition, this Questionnaire may provided to certain governmental or other authorities, including regulatory and self-regulatory organizations pursuant to subpoena, oral questions, interrogatories, request for information, or similar process under various Federal, State or local laws, rules and regulations and otherwise, including, but not limited to the USA Patriot Act (H.R. 3162),

IF YOU ARE PURCHASING THE UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS WITH YOUR SPOUSE, YOU MUST BOTH SIGN THE SIGNATURE PAGE (PAGE A-5).

IF YOU ARE PURCHASING THE UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS WITH ANOTHER PERSON NOT YOUR SPOUSE, YOU MUST EACH FILL OUT A SEPARATE QUESTIONNAIRE. Please make a photocopy of pages A-1 to A-5 and return both completed Questionnaires to the Company in the same envelope.

I. PLEASE INDICATE DESIRED TYPE OF OWNERSHIP OF THE UNITS, UNIT SHARES AND UNIT WARRANTS:

* Individual

* Joint Tenants (rights of survivorship)

* Tenants in Common (no rights of survivorship)

II. PLEASE CHECK ANY OF STATEMENTS 1-4 BELOW THAT APPLY TO YOU.

* 1. I have an individual net worth* or joint net worth with my spouse in excess of $1,000,000.

* 2. I have had an individual income in excess of $200,000 in each of 2004 and 2005 and I reasonably expect an individual income in excess of $200,000 for 2006. NOTE: IF YOU ARE BUYING JOINTLY WITH YOUR SPOUSE, YOU MUST EACH HAVE AN INDIVIDUAL INCOME IN EXCESS OF $200,000 IN EACH OF THESE YEARS IN ORDER TO CHECK THIS BOX.

* 3. My spouse and I have had a joint income* in excess of $300,000 in each of 2004 and 2005 and I reasonably expect a joint income in excess of $300,000 for 2006.

* 4. I am a director and/or an executive officer of the Company, as such terms are defined in Regulation D promulgated under the Securities Act of 1933, as amended.

III. OTHER CERTIFICATIONS

By signing the Signature Page, I certify the following (or, if I am purchasing the Units comprised of Unit Shares and Unit Warrants with my spouse as co-owner, each of us certifies the following):

(a) that I am at least 21 years of age;

(b) that my purchase of the Units comprised of Unit Shares and Unit Warrants will be solely for my own account and not for the account of any other person (other than my spouse, if co-owner);

(c) that the name, home address and social security number or taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

(d) that one of the following is true and correct (check one):
First Owner

* * (i) I am a United States citizen or resident of the United States for United States federal income tax purposes.

* * (ii) I am neither a United States citizen nor a resident of the United States for United States federal income tax purposes.
Spouse, if Co-Owner

* * (i) I am a United States citizen or resident of the United States for United States federal income tax purposes.

* * (ii) I am neither a United States citizen nor a resident of the United States for United States federal income tax purposes.

IV. GENERAL INFORMATION

(a) PERSONAL INFORMATION

Purchaser

Name: _______________________________________________________________________

Social Security or Taxpayer Identification Number:___________________________

Residence Address: __________________________________________________________
(NUMBER AND STREET)

_____________________________________________________________________________
(CITY) (STATE) (ZIP CODE)

Residence Telephone Number:
__________________________________________________________
(AREA CODE) (NUMBER)

Residence Facsimile Number:
__________________________________________________________
(AREA CODE) (NUMBER)

Occupation: ______________________________________________

Name of Business: ___________________________________________________________

Business Address: ___________________________________________________________
(NUMBER AND STREET)

_____________________________________________________________________________
(CITY) (STATE) (ZIP CODE)

Business Telephone Number:___________________________________________________
                          (AREA CODE) (NUMBER)

Business Facsimile Number:___________________________________________________
                          (AREA CODE) (NUMBER)

I prefer to have correspondence sent to: * Residence * Business

NASD Affiliation or Association, if any:_____________________________________

If none, check here *

Spouse, if Co-Owner
Name:________________________________________________________________________

Social Security or Taxpayer Identification Number:___________________________

Passport: Issuing Country: ____________ Number: _________________

Expiration: __________

Driver's License: Issuing Country or State: ___________ Number: __________

Expiration: _________

Residence Address: __________________________________________________________
(NUMBER AND STREET)

_____________________________________________________________________________
(CITY) (STATE) (ZIP CODE)

Residence Telephone Number (if different from
Purchaser's):________________________________________________________________
             (AREA CODE) (NUMBER)

Occupation:__________________________________________________________________

Name of Business (if different from Purchaser's):____________________________

Business Address (if different from Purchaser's):____________________________
                                                 (NUMBER AND STREET)

_____________________________________________________________________________
(CITY) (STATE) (ZIP CODE)

Business Telephone Number (if different from
Purchaser's):_____________________________________
             (AREA CODE) (NUMBER)

I prefer to have correspondence sent to: * Residence * Business

NASD Affiliation or Association, if any:_____________________________________

If none, check here *

V. SIGNATURE

The Signature Page to this Questionnaire is entitled Individual Signature
Page.

INDIVIDUAL SIGNATURE PAGE
FOR CALENDAR YEAR 2006

_____________________
ANGIOGENEX, INC.

_____________________

1. The undersigned represents that (a) the information contained in this Questionnaire is complete and accurate and (b) he/she will notify the AngioGenex, Inc., Attn: Michael Strage immediately if any material change in any of this information occurs before the acceptance of his/her subscription and will promptly send to the Company confirmation of such change.

___________________________          _________________________________, 2006
AMOUNT OF SUBSCRIPTION - DOLLARS     DATE

___________________________          ______________________________________
AMOUNT OF SUBSCRIPTION - UNITS       NAME (PLEASE TYPE OR PRINT)

______________________________________
SIGNATURE

______________________________________
NAME OF SPOUSE IF CO-OWNER (PLEASE TYPE OR PRINT)

______________________________________
SIGNATURE OF SPOUSE IF CO-OWNER

IF YOU ARE PURCHASING THE UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS WITH YOUR SPOUSE, YOU MUST BOTH SIGN THIS SIGNATURE PAGE (PAGE A-5).

IF YOU ARE PURCHASING THE UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS WITH ANOTHER PERSON NOT YOUR SPOUSE, YOU MUST EACH FILL OUT A SEPARATE QUESTIONNAIRE. Please make a photocopy of pages A-1 to A-5 and return both completed Questionnaires to the Company in the same envelope.

THE UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT THE COMPANY'S PRIOR WRITTEN CONSENT AND UNLESS SUCH UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, CONCURRED IN BY COUNSEL TO THE COMPANY HAS BEEN DELIVERED TO THE EFFECT THAT REGISTRATION OF SUCH UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS IS NOT REQUIRED.

IMPORTANT:                         Investor Name: ___________________________
Please Complete



                          CORPORATION QUESTIONNAIRE
                           FOR CALENDAR YEAR 2006
                          -------------------------
                               ANGIOGENEX, INC.
                          -------------------------


AngioGenex, Inc.
425 Madison Avenue
Suite 902
New York, NY 10017

The information contained in this Questionnaire is being furnished in order to determine whether the undersigned CORPORATION's subscription to purchase a Units comprised of Unit Shares and Unit Warrants as described in the Subscription Agreement delivered herewith may be accepted by AngioGenex, Inc. (the "Company").

ALL INFORMATION CONTAINED IN THIS QUESTIONNAIRE WILL BE TREATED CONFIDENTIALLY. The undersigned CORPORATION understands, however, that the Company may present this Questionnaire to such parties as it deems appropriate if called upon to establish that the proposed offer and sale of the Units comprised of Unit Shares and Unit Warrants is exempt from registration under the Securities Act of 1933, as amended, or meets the requirements of applicable state securities or "blue sky" laws. Further, the undersigned CORPORATION understands that the offering is required to be reported to the Securities and Exchange Commission and to various state securities or "blue sky" regulators. In addition, this Questionnaire may provided to certain governmental or other authorities, including regulatory and self-regulatory organizations pursuant to subpoena, oral questions, interrogatories, request for information, or similar process under various Federal, State or local laws, rules and regulations and otherwise, including, but not limited to the USA Patriot Act (H.R. 3162),

I. PLEASE CHECK ANY OF STATEMENTS 1-3 BELOW THAT APPLY TO THE CORPORATION.

* 1. Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder meets at least one of the following two conditions:

(a) The shareholder is a natural person whose individual net worth* or joint net worth with his or her spouse exceeds $1,000,000; or

(b) The shareholder is a natural person who had an individual income* in excess of $200,000 in each of 2004 and 2005 and who reasonably expects an individual income in excess of $200,000 in 2006.

* 2. Each of the shareholders of the undersigned CORPORATION is able to certify that such shareholder is a natural person who, together with his or her spouse, has had a joint income* in excess of $300,000 in each of 2004 and 2005 and who reasonably expects a joint income in excess of $300,000 during 2006.

* 3. The undersigned CORPORATION: (a) was not formed for the specific purpose of acquiring any Units comprised of Unit Shares and Unit Warrants; and (b) has total assets in excess of $5,000,000.

IF YOU CHECKED STATEMENT 1 OR STATEMENT 2 IN SECTION 1 AND DID NOT CHECK STATEMENT 3, YOU MUST PROVIDE A LETTER SIGNED BY AN OFFICER OF THE UNDERSIGNED CORPORATION LISTING THE NAME OF EACH SHAREHOLDER AND THE REASON (UNDER STATEMENT 1 OR STATEMENT 2) WHY SUCH SHAREHOLDER QUALIFIES AS AN ACCREDITED INVESTOR (ON THE BASIS OF NET WORTH, INDIVIDUAL INCOME OR JOINT INCOME), OR EACH SHAREHOLDER MUST PROVIDE A COMPLETED INDIVIDUAL INVESTOR QUESTIONNAIRE (PAGES A-1 TO A-5).

II. OTHER CERTIFICATIONS

By signing the Signature Page, the undersigned certifies the following:

(a) that the CORPORATION's purchase of the Units comprised of Unit Shares and Unit Warrants will be solely for the CORPORATION's own account and not for the account of any other person or entity;

(b) that the CORPORATION's name, address of principal office, place of incorporation and taxpayer identification number as set forth in this Questionnaire are true, correct and complete; and

(c) that one of the following is true and correct (check one):

* (i) the CORPORATION is a corporation organized in or under the laws of the United States or any political subdivision thereof.

* (ii) the CORPORATION is a corporation which is neither created nor organized in or under the United States or any political subdivision thereof, but which has made an election under either Section 897(i) or 897(k) of the United States Internal Revenue Code of 1986, as amended, to be treated as a domestic corporation for certain purposes of United States federal income taxation (A COPY OF THE INTERNAL REVENUE SERVICE ACKNOWLEDGEMENT OF THE UNDERSIGNED'S ELECTION MUST BE ATTACHED TO THIS QUESTIONNAIRE IF THIS PROVISION IS APPLICABLE).

* (iii) neither (i) nor (ii) above is true.


III. GENERAL INFORMATION

(a) PROSPECTIVE PURCHASER (THE CORPORATION)
Name:________________________________________________________________________

Principal Place of Business:_________________________________________________
                            (NUMBER AND STREET)

_____________________________________________________________________________
(CITY) (STATE) (ZIP CODE)

Address for Correspondence (if different):___________________________________
                                          (NUMBER AND STREET)

_____________________________________________________________________________
(CITY) (STATE) (ZIP CODE)

Telephone Number:

_____________________________________________________________
(AREA CODE) (NUMBER)

Facsimile Number:

____________________________________________________________
(AREA CODE) (NUMBER)

State of Incorporation:_____________________________________

Date of Formation: _________________________________________

Taxpayer Identification Number:_____________________________

NASD Affiliation or Association of the Corporation, if any: _________________

If none, check here *

Number of Shareholders: _____________________________________________________

(b) INDIVIDUAL WHO IS EXECUTING THIS QUESTIONNAIRE ON BEHALF OF THE
CORPORATION

Name:_______________________________________________________________________

Position or Title:__________________________________________________________


IV. SIGNATURE

The Signature Page to this Questionnaire is entitled Corporation Signature
Page.

                          CORPORATION SIGNATURE PAGE
                            FOR CALENDAR YEAR 2006
                          --------------------------
                               ANGIOGENEX, INC.
                          --------------------------

1. The undersigned CORPORATION represents that (a) the information contained in this Questionnaire is complete and accurate and (b) the CORPORATION will notify AngioGenex, Inc., Attn: Michael Strage if any material change in any of the information occurs prior to the acceptance of the undersigned CORPORATION's subscription and will promptly send to the Company written confirmation of such change.

2. The undersigned CORPORATION hereby represents and warrants that the person signing this Questionnaire on behalf of the CORPORATION has been duly authorized by all requisite action on the part of the CORPORATION to acquire the Units comprised of Unit Shares and Unit Warrants and sign this Questionnaire and the Subscription Agreement on behalf of the CORPORATION and, further, that the undersigned CORPORATION has all requisite authority to purchase the Units comprised of Unit Shares and Unit Warrants and enter into the Subscription Agreement.

________________________           _______________________________, 2006
AMOUNT OF SUBSCRIPTION- DOLLARS    DATE

________________________           ____________________________________
AMOUNT OD SUBSCRIPTION - UNITS     NAME OF CORPORATION (PLEASE TYPE OR PRINT)

By:__________________________________________ SIGNATURE

Name: _______________________________________
(PLEASE TYPE OR PRINT)

Title: ______________________________________
(PLEASE TYPE OR PRINT)

THE UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED WITHOUT THE COMPANY'S PRIOR WRITTEN CONSENT AND UNLESS SUCH UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS ARE INCLUDED IN AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN OPINION OF COUNSEL, CONCURRED IN BY COUNSEL TO THE COMPANY HAS BEEN DELIVERED TO THE EFFECT THAT REGISTRATION OF SUCH UNITS COMPRISED OF UNIT SHARES AND UNIT WARRANTS ARE NOT REQUIRED.